                                                                    EXHIBIT 99.1

Media Contact:    Gary Rhodes, The Kroger Co. (513) 762-1304

Investor Contact: Kathy Kelly, The Kroger Co. (513) 762-4969

           KROGER REPORTS EARNINGS OF $0.48 PER DILUTED SHARE, BEFORE
                ONE-TIME EXPENSES, FOR THE FIRST QUARTER OF 2002

     CINCINNATI, OH, June 25, 2002 -- The Kroger Co. (NYSE: KR) today reported earnings of $0.48 per diluted share for the 16-week first quarter ended May 25, 2002. These results exclude restructuring charges associated with implementation of the previously announced Strategic Growth Plan, one-time items, and a charge from adopting FASB 142. On this basis, earnings per diluted share increased 26% over the first quarter of fiscal 2001.

     Adjusting prior-year results to eliminate goodwill amortization as required by FASB 142, earnings per share before one-time expenses for the first quarter of 2002 increased 17%.

     During the quarter, Kroger incurred restructuring costs and one-time items totaling $11.1 million pre-tax, or one cent per diluted share after tax. The adoption of FASB 142 resulted in a goodwill write-down in the jewelry store division of $26.4 million pre-tax, or two cents per diluted share after tax. Including these items, earnings for the first quarter of fiscal 2002 were $0.45 per diluted share.

     Sales for the quarter totaled $15.7 billion, an increase of 3.7% over the first quarter of fiscal 2001. Total food store sales rose 4.0%. Identical food store sales, including fuel, increased 0.6%. Identical food-store sales excluding fuel were slightly positive. Comparable food store sales, which include relocations and expansions, rose 1.3% for the quarter. Comparable food store sales excluding fuel rose 0.6% (See table 1).

     EBITDA (earnings before interest, taxes, depreciation, amortization, LIFO and one-time items) for the first quarter of 2002 totaled $1.1 billion, an increase of 8.9% from a year ago.

     "The implementation of Kroger's Strategic Growth Plan is moving forward as expected, and we are pleased with the initial results," said Joseph A. Pichler, Kroger chairman and chief executive officer. "Kroger's identical food store sales showed substantial improvement over the fourth quarter of 2001. We expect that the same-store sales increase in the second quarter will be higher than the 0.6% increase achieved in the first quarter. In the first four weeks of the second quarter, same-store sales are running ahead of that mark."

     Among the highlights of the first quarter:

     . FIFO gross profit margin, without one-time expenses, increased three basis points to 27.07%, driven by strong corporate-brand results, including another solid performance from Kroger's manufacturing division, and savings in advertising.

     . Operating, general and administrative (OG&A) costs, before one-time expenses, decreased 28 basis points to 18.46%. These strong results reflect Kroger's successful cost reduction and productivity initiatives. They were achieved despite higher health care benefit costs and credit card fees.

     . Net working capital totaled $530 million, a decrease of $147 million from the first quarter of fiscal 2001. Mr. Pichler said Kroger is making progress toward its goal of reducing net working capital by $500 million from the benchmark set in the third quarter of 1999.

     . Kroger repurchased 5.5 million shares of common stock at an average price of $21.89 per share, for a total investment of $121 million. Since January 2000, Kroger has invested $1.4 billion to repurchase 64 million shares. The Company has $574 million remaining under the $1 billion repurchase program authorized last year by Kroger's Board of

          Directors. At current prices, Kroger continues to aggressively repurchase shares.

     . Net total debt was $8.3 billion, a decrease of $370 million compared to the first quarter of 2001. Net total debt improved to 2.16 times EBITDA, as compared to 2.39 times in the first quarter of 2001. This represents Kroger's lowest net total debt-to-EBITDA ratio since 1988. The Company continues to improve toward the goal of net total debt equal to 2.0 times EBITDA.

     "I am pleased by the reduction in net total debt. During the past four quarters, Kroger's strong free cash flow enabled the Company to reduce debt by $370 million while repurchasing $546 million in stock and investing $2.4 billion in capital projects. These three elements comprise a `triple play' for Kroger and our shareholders," Mr. Pichler said.

     During the first quarter of 2002, Kroger opened, expanded, relocated or acquired 34 food stores. Food store square footage increased 3.4% over a year ago. Capital expenditures for the quarter totaled $890 million, including acquisitions and the purchase of $192 million of assets which previously had been financed under a synthetic lease.

     Looking ahead, Kroger said it remains comfortable with achieving its previously announced earnings per share growth target of 10-12%, before one-time items, for fiscal 2002. As previously announced, the elimination of goodwill amortization as required by new FASB rules will improve fiscal 2002 EPS by an additional estimated 11 cents per share.

     "The operating environment continues to be challenging as competition remains intense, unemployment in certain markets remains high and the economy tries to get back on track. We believe that our earnings per share forecast for fiscal 2002 reflects these challenges and the investments Kroger is making to achieve the sales goals of our Strategic Growth Plan," Mr. Pichler said.

     Headquartered in Cincinnati, Ohio, Kroger is one of the nation's largest retail grocery chains. At the end of the first quarter of fiscal 2002, the Company operated (either directly or through its subsidiaries) 2,429 supermarkets and multi-department stores in 32 states under approximately two dozen banners, including Kroger, Ralphs, Fred Meyer, Food 4 Less, King Soopers, Smith's, Fry's and Fry's Marketplace, Dillon, QFC and City Market. Kroger also operates (either directly or through its subsidiaries) 780 convenience stores, 436 fine jewelry stores, 268 supermarket fuel centers and 41 food processing plants. For more information about Kroger, please visit our web site at www.kroger.com

                                      # # #

This press release contains certain forward-looking statements about the future performance of the Company. These statements are based on management's assumptions and beliefs in light of the information currently available to it. Such statements relate to, among other things: projected growth in sales and annual earnings per share; working capital reduction; a decline in our net total debt-to-EBITDA ratio; our ability to generate free cash flow; projected future one-time, merger-related costs; and our Strategic Growth Plan; and are indicated by words or phrases such as "comfortable," "committed," "expects," and "goal." These forward-looking statements are subject to uncertainties and other factors that could cause actual results to differ materially. Our ability to achieve annual sales and earnings per share goals will be affected primarily by: pricing and promotional activities of existing and new competitors, including non-traditional food retailers; our response to these actions; and the success of our Strategic Growth Plan announced in December 2001. In addition to the factors identified above, our identical store sales growth could be affected by increases in Kroger private-label sales as well as the impact of new "sister stores." Kroger's EPS growth goals could be affected by: recessionary trends in the economy; our ability to achieve the cost reductions that we have identified; increases in health care, pension and credit card fees; and the success of our capital investments. Our efforts to meet our working capital reduction targets could be adversely affected by: increases in product costs; newly opened or consolidated distribution centers; our ability to achieve sales growth from new square footage; competitive activity in the markets in which we operate; changes in our product mix; and changes in laws and regulations. Our ability to reduce our net total debt-to-EBITDA ratio could be adversely affected by: our ability to generate sales growth and free cash flow; interest rate fluctuations and other changes in capital market conditions; the Company's stock repurchase activity; unexpected increases in the cost of capital expenditures; acquisitions; and other factors. The results of our Strategic Growth Plan and our ability to generate free cash flow to the extent expected could be adversely affected if any of the factors identified above negatively impact our operations, or if any of our underlying strategies, including those to reduce shrink and OG&A, and to increase productivity, are not achieved. In addition, the timing of the execution of the plan could adversely impact our EPS and sales results. The amount and timing of future one-time, merger-related costs could be adversely affected by our ability to convert remaining systems as planned and on budget. The cost associated with implementation of our Strategic Growth Plan, as well as the amount and timing of our expected cost reductions, could be affected by a worsening economy; increased competitive pressures; and any inability on our part to implement the Strategic Growth Plan when expected. Any labor disputes could affect our ability to achieve the goals outlined above. We assume no obligation to update the information contained herein. Please refer to Kroger's reports and filings with the Securities and Exchange Commission for a further discussion of these risks and uncertainties.

Note: Kroger's quarterly conference call with investors will be broadcast live via the Internet at 10 a.m. (EDT) on June 25, 2002 at www.kroger.com and www.streetevents.com. An on-demand replay of the webcast will be available from 2 p.m. (EST) on June 25, 2002 through July 2, 2002.

                                 THE KROGER CO.
                   CONSOLIDATED QUARTERLY STATEMENTS OF INCOME
   WITHOUT AND WITH ONE-TIME ITEMS AND THE CUMULATIVE EFFECT OF AN ACCOUNTING
                                     CHANGE
                     (in millions, except per share amounts)

                                                              FIRST QUARTER 2002                    FIRST QUARTER 2001
                                                      ------------------------------------  --------------------------------
                                                        WITHOUT       (f)          WITH        WITHOUT      (f)         WITH
                                                      -----------  ---------  ------------  -----------  --------  ----------

SALES                                                 $ 15,667.3   $      -    $ 15,667.3   $ 15,102.3  $     -   $ 15,102.3

COSTS AND EXPENSES:
        MERCHANDISE COSTS, INCLUDING ADVERTISING,
             WAREHOUSING, AND TRANSPORTATION            11,438.6          -      11,438.6     11,031.3      2.8     11,034.1
        OPERATING, GENERAL AND ADMINISTRATIVE (a)        2,892.1       (4.3)      2,887.8      2,830.0     11.1      2,841.1
        RENT                                               203.7          -         203.7        202.1        -        202.1
        DEPRECIATION                                       323.4          -         323.4        288.1        -        288.1
        AMORTIZATION OF GOODWILL                               -          -             -         31.3        -         31.3
        INTEREST EXPENSE INCL. CAPITAL LEASES              188.6          -         188.6        205.6        -        205.6
        RESTRUCTURING CHARGES (a)                              -       13.0          13.0            -        -            -
        MERGER RELATED COSTS (a)                               -        2.4           2.4            -      2.3          2.3
                                                      -----------  ---------  ------------  ----------- ---------  ----------

             TOTAL                                      15,046.4       11.1      15,057.5     14,588.4     16.2     14,604.6

        INCOME BEFORE TAX EXPENSE
             AND EXTRAORDINARY ITEMS                       620.9      (11.1)        609.8        513.9    (16.2)       497.7

        TAX EXPENSE (b)                                    232.5       (3.8)        228.7        200.4     (6.1)       194.3
                                                      -----------  ---------  ------------  ----------- ---------  ----------

        INCOME BEFORE EXTRAORDINARY ITEMS                  388.4       (7.3)        381.1        313.5    (10.1)       303.4

        EXTRAORDINARY ITEMS (c)                             (2.7)         -          (2.7)           -        -            -
                                                      -----------  ---------  ------------  ----------- ---------  ----------

        INCOME BEFORE CUMULATIVE EFFECT
             OF AN ACCOUNTING CHANGE                       385.7       (7.3)        378.4        313.5    (10.1)       303.4

        CUMULATIVE EFFECT OF AN ACCOUNTING
             CHANGE (d)                                        -      (16.5)        (16.5)           -        -            -
                                                      -----------  ---------  ------------  ----------- --------- -----------

        NET INCOME                                    $    385.7   $  (23.8)   $    361.9   $    313.5  $ (10.1)  $    303.4
                                                      ===========  =========  ============  =========== ========= ===========

        INCOME PER BASIC COMMON SHARE:
        FROM OPERATIONS                               $     0.49               $     0.48   $     0.39            $     0.37
        EXTRAORDINARY ITEMS (c)                             0.00                     0.00         0.00                  0.00
        CUMULATIVE EFFECT OF AN ACCOUNTING
             CHANGE (d)                                     0.00                    (0.02)        0.00                  0.00
                                                      -----------             ------------  -----------           -----------

             NET INCOME PER COMMON SHARE              $     0.49              $      0.46   $     0.39            $     0.37
                                                      ===========             ============  ===========           ===========

             SHARES USED IN BASIC CALCULATION              793.1                    793.1        811.7                 811.7

        INCOME PER DILUTED COMMON SHARE:
        FROM OPERATIONS                               $     0.48              $      0.47   $     0.38            $     0.36
        EXTRAORDINARY ITEMS (c)                             0.00                     0.00         0.00                  0.00
        CUMULATIVE EFFECT OF AN ACCOUNTING
             CHANGE (d)                                     0.00                    (0.02)        0.00                  0.00
                                                      -----------             ------------  -----------           -----------

             NET INCOME PER DILUTED COMMON SHARE      $     0.48              $      0.45   $     0.38            $     0.36
                                                      ===========             ============  ===========           ===========

             SHARES USED IN DILUTED CALCULATION            809.2                    809.2        833.4                 833.4


        EBITDA (e)                                    $  1,144.9              $   1,144.9   $  1,050.9            $  1,050.9
        LIFO CHARGE (CREDIT)                                12.0                     12.0         12.0                  12.0
        GROSS PROFIT % (EXCLUDING LIFO CHARGE/CREDIT)      27.07%                   27.07%       27.04%                27.02%
        MERCHANDISE COSTS, INCLUDING ADVERTISING,
             WAREHOUSING AND TRANSPORTATION                73.01%                   73.01%       73.04%                73.06%
        OPERATING, GENERAL AND ADMINISTRATIVE              18.46%                   18.43%       18.74%                18.81%
        EFFECTIVE TAX RATE                                 37.45%                   37.50%       39.00%                39.05%

Note: Certain prior year amounts have been reclassified to conform to current year presentation.

(a) For the first quarter 2002, one-time items included $5.5 million of costs related to a merger, $7.4 millon of credit from the mark-to-market of the excess utility contracts and $13 million of expenses related to implementation of Kroger's Strategic Growth Plan. For the first quarter 2001, one-time items included $16.2 million of costs related to a merger. These amounts are pre-tax.

(b) Tax expense is affected by the non-deductibility of certain one-time items.

(c) The extraordinary items resulted from the early retirement of debt and the write-off of related deferred financing costs.

(d) Adoption of SFAS No. 142 in the first quarter 2002 resulted in a $16.5 million impairment charge, net of a $9.9 million tax benefit, for the write-down of the jewelry division goodwill.

(e) EBITDA, as defined in Kroger's credit agreements, represents earnings before interest, taxes, depreciation, amortization, LIFO and one-time items.

(f) Includes one-time items, restructuring charges, merger related costs and the cumulative effect of an accounting change.

                                 THE KROGER CO.
                    PRO FORMA QUARTERLY STATEMENTS OF INCOME
   WITHOUT AND WITH ONE-TIME ITEMS AND THE CUMULATIVE EFFECT OF AN ACCOUNTING
                                     CHANGE
                     (in millions, except per share amounts)

Note: The following table adjusts net income, net income per basic common share and net income per diluted common share for the adoption of SFAS No. 142.


                                                         FIRST QUARTER 2002                         FIRST QUARTER 2001
                                             -------------------------------------------  ----------------------------------------
                                                WITHOUT          (b)           WITH          WITHOUT         (b)          WITH
                                             -------------  -------------  -------------  ------------  ------------  ------------
REPORTED NET INCOME                           $     385.7    $     (23.8)   $     361.9    $    313.5    $    (10.1)   $    303.4

ADDBACK:
  AMORTIZATION OF GOODWILL                            -              -              -            31.3           -            31.3

  TAX EFFECT                                          -              -              -            (4.0)          -            (4.0)

  CUMULATIVE EFFECT OF AN ACCOUNTING
   CHANGE (a)                                         -             16.5           16.5           -             -             -
                                             -------------  -------------  -------------  ------------  ------------  ------------

ADJUSTED NET INCOME                                 385.7           (7.3)         378.4         340.8         (10.1)        330.7



REPORTED INCOME PER BASIC COMMON SHARE        $      0.49                   $      0.46    $     0.39                  $     0.37
ADDBACK:
  AMORTIZATION OF GOODWILL                           0.00                          0.00          0.04                        0.04
  TAX EFFECT                                         0.00                          0.00         (0.01)                       0.00
  CUMULATIVE EFFECT OF AN ACCOUNTING
   CHANGE (a)                                        0.00                          0.02          0.00                        0.00
                                             -------------                 -------------  ------------                ------------

ADJUSTED NET INCOME PER COMMON SHARE          $      0.49                   $      0.48    $     0.42                  $     0.41
                                             =============                 =============  ============                ============

     SHARES USED IN BASIC CALCULATION               793.1                         793.1         811.7                       811.7


REPORTED INCOME PER DILUTED COMMON SHARE      $      0.48                   $      0.45    $     0.38                  $     0.36
ADDBACK:
  AMORTIZATION OF GOODWILL                           0.00                          0.00          0.04                        0.04
  TAX EFFECT                                         0.00                          0.00         (0.01)                       0.00
  CUMULATIVE EFFECT OF AN ACCOUNTING
   CHANGE (a)                                        0.00                          0.02          0.00                        0.00
                                             -------------                 -------------  ------------                ------------

ADJUSTED NET INCOME PER DILUTED COMMON SHARE  $      0.48                   $      0.47    $     0.41                  $     0.40
                                             =============                 =============  ============                ============

  SHARES USED IN DILUTED CALCULATION                809.2                         809.2         833.4                       833.4

(a) Adoption of SFAS No. 142 in the first quarter 2002 resulted in a $16.5 million impairment charge, net of a $9.9 million tax benefit, for the write-down of the jewelry division goodwill.

(b) Includes one-time items, restructuring charges, merger related costs and the cumulative effect of an accounting change.

                           CONSOLIDATED BALANCE SHEET
                           Subject to Reclassification
                                 (in millions)

                                                                 May 25,          May 26,
                                                                  2002             2001
                                                              -----------      -----------
ASSETS
Current Assets
      Cash                                                        $ 185.4          $ 159.9
      Receivables                                                   640.4            671.8
      Inventories                                                 4,192.7          4,205.7
      Prepaid and other current assets                              324.3            440.7
                                                              -----------      -----------

           Total current assets                                   5,342.8          5,478.1

Property, plant and equipment, net                               10,032.9          9,092.1
Goodwill, net                                                     3,572.6          3,644.6
Other assets                                                        312.8            332.1
                                                              -----------      -----------

           Total Assets                                        $ 19,261.1       $ 18,546.9
                                                              ===========      ===========

LIABILITIES AND STOCKHOLDERS' EQUITY
Current liabilities
      Current portion of long-term debt including                 $ 455.4          $ 330.4
          capital leases
      Accounts payable                                            3,266.0          3,134.7
      Accrued salaries and wages                                    539.7            553.0
      Other current liabilities                                   1,429.7          1,487.0
                                                              -----------      -----------

           Total current liabilities                              5,690.8          5,505.1

Long-term debt including capital leases                           7,960.7          8,490.3
Other long-term liabilities                                       1,818.1          1,429.2

Stockholders' equity                                              3,791.5          3,122.3
                                                              -----------      -----------

           Total liabilities and stockholders' equity          $ 19,261.1       $ 18,546.9
                                                              ===========      ===========

Total common shares outstanding at end of period                    792.2            807.4
Total diluted shares year to date                                   809.2            833.4

NET TOTAL DEBT (a)                                                8,287.9          8,657.5

ERONOA (b)                                                          25.57%           25.59%

Note: Certain prior year amounts have been reclassified to conform to current year presentation.


                       NET WORKING CAPITAL CALCULATION (c)

                                                                May 25,              May 26,           May 20,
                                                                 2002                 2001              2000
                                                            ------------          ------------       -----------
           Cash                                                  $ 185.4              $ 159.9           $ 163.2
           Receivables                                             640.4                671.8             622.5
           FIFO Inventory                                        4,544.7              4,536.7           4,239.7
           Operating prepaid and other assets                      307.7                350.9             357.9
           Accounts payable                                     (3,266.0)            (3,134.7)         (3,004.0)
           Operating accrued liabilities                        (1,821.7)            (1,812.5)         (1,848.7)
           Prepaid VEBA                                            (60.7)               (95.1)           (117.7)
                                                            -------------          -----------       -----------

           Net working capital                                   $ 529.8              $ 677.0           $ 412.9

(a) Net total debt, as defined by The Kroger Co., is calculated as the amount of total debt, including capital leases, net of Kroger's investment in debt securities issued by lenders of certain of Kroger's structured financings and net of prefunded employee benefits.

(b) ERONOA, as defined by The Kroger Co., represents the EBITDA return on net operating assets and is calculated as rolling four quarters EBITDA before rent expense, divided by the sum of total assets plus LIFO reserve less goodwill less accounts payable, less prepaid VEBA, plus 8 times rolling four quarters rent expense, adjusted for the synthetic lease buyout.

(c) Net working capital, as defined by The Kroger Co., is calculated as current operating assets less current operating liabilities.

               Table 1. Supplemental Food Store Sales Information

                           IDENTICAL FOOD STORE SALES

                                                         FIRST QUARTER
                                                --------------------------------
                                                     2002             2001
                                                ---------------  ---------------

INCLUDING SUPERMARKET FUEL CENTERS                   0.6%             1.9%
EXCLUDING SUPERMARKET FUEL CENTERS (a)               0.0%             1.5%
TOTAL SUPERMARKET FUEL CENTERS                       268              109

                           COMPARABLE FOOD STORE SALES

                                                         FIRST QUARTER
                                                --------------------------------
                                                     2002             2001
                                                ---------------  ---------------

INCLUDING SUPERMARKET FUEL CENTERS                   1.3%             2.5%
EXCLUDING SUPERMARKET FUEL CENTERS                   0.6%             2.0%
TOTAL SUPERMARKET FUEL CENTERS                       268              109


(a) First quarter 2002 identical sales excluding supermarket fuel centers were slightly positive at 0.04%.